                                                                    EXHIBIT 23.4

                         CONSENT OF SARAH BELK GAMBRELL

     In accordance with the requirements of Rule 438 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), I hereby consent to the references to my name appearing in this Registration Statement on Form S-4 and in the accompanying Proxy Statement/Prospectus forming a part thereof relating to the registration under the Securities Act of 60,246,181 shares of common stock of Belk, Inc. ("New Belk") to be issued to shareholders of the BELK COMPANIES (the "Belk Companies") in connection with the proposed merger of the Belk Companies with and into New Belk, or a subsidiary thereof.

                                                /s/ SARAH BELK GAMBRELL
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                                                   Sarah Belk Gambrell

Date: December 22, 1997